Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010, relating to the financial statements, which appears in the Alpha and Omega Semiconductor Limited Registration Statement on Form F-1 filed on March 31, 2010.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 29, 2010